UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 5, 2007

POLYMER GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14330	57-1003983
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

9335 Harris Corners Parkway, Suite 300		28269
Charlotte, North Carolina		(Zip Code)
(Address of Principal Executive Offices)

(704) 697-5100

(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On November 5, 2007, Polymer Group, Inc. (the “Company”) issued a press release announcing that the Company, and selling stockholders consisting primarily of MatlinPatterson Global Opportunities Partners, L.P. and certain of its affiliates, propose to sell 5,455,000 of the Company’s Class A Common Stock, consisting of 3,636,000 shares proposed to be sold by the Company and 1,819,000 shares to be sold by the selling shareholders.  The Company also announced that upon the pricing of the offering, it expects that its Class A Common Stock will be listed on the New York Stock Exchange and will trade under the ticker symbol “PGO.” A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The Company filed a prospectus supplement with respect to this offering on November 5, 2007.  Attached as Exhibit 99.2 hereto, and incorporated by reference herein, are the risk factors set forth in the prospectus supplement.  There is no assurance that the offering will be consummated and the consummation depends on, among other things, market conditions.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

99.1	Press Release dated November 5, 2007 announcing proposed public offering of Class A Common Stock and intent to list on NYSE.
99.2	Risk Factors set forth in Company’s prospectus supplement dated November 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMER GROUP, INC.

Date: November 8, 2007	/s/ Daniel L. Rikard
Daniel L. Rikard
VP, General Counsel and Secretary